EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE AND FINANCIAL OFFICERS

PURSUANT TO U.S.C. SEC. 1350

The undersigned officer of Enigma MPC, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge:

(i)	That the Quarterly Report for the fiscal quarter ended November 30, 2020 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 19, 2021	By:	/s/ Guy Zyskind
Guy Zyskind,
Chief Executive Officer
(Principal Executive Officer, Principal Financial and Accounting Officer)